Exhibit 4.1

                  [This security is a global security within the meaning of an indenture, dated as of November 26, 2003 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument; all other capitalized terms used, but not defined, herein shall have the meanings assigned to such terms in the Indenture), and is registered in the name of a depository or a nominee thereof. This security may not be exchanged in whole or in part for a security registered, and no transfer of this security in whole or in part may be registered, in the name of any person other than such depositary or a nominee thereof, except in the limited circumstances described in the Indenture.]

                  [Unless this certificate is presented by an authorized representative of the Depository Trust Company (55 Water Street, New York, New
York), a New York corporation ("DTC"), to OMI Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH as the registered owner hereof, Cede & Co., has an interest herein.]

                                OMI CORPORATION

                          7.625% SENIOR NOTES DUE 2013


No. ______                                                        $ ____________


CUSIP No. 670874 AD 8

                  OMI Corporation, a corporation duly organized and existing under the laws of the Republic of the Marshall Islands, for value received, hereby promises to pay to __________, or registered assigns, the principal sum of ___________ on December 1, 2013 and to pay interest thereon from November 26, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 in each year, commencing June 1, 2004, at the rate of 7.625% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  The payment by OMI Corporation of the principal of (and premium, if any) and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors.

                  Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  All payments made under or with respect to the Securities shall be made free and clear of and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of any Relevant Taxing Jurisdiction, unless withholdings or deductions of Taxes are required by law or by the interpretation or administration thereof.

                  If OMI Corporation or a Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Securities, OMI Corporation or such Subsidiary Guarantor shall pay such Additional Amounts as may be necessary so that the net amount received by the Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders would have received if such Taxes had not been withheld or deducted; PROVIDED, HOWEVER, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding outside of the Republic of the Marshall Islands of such Security); or (2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; nor shall OMI Corporation or such Subsidiary Guarantor be required to pay Additional Amounts if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented this Security for payment within 30 days after the date on which such payment or such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on the last day of such 30 day period).

                  Upon request, OMI Corporation shall provide the Trustee with the official acknowledgement, receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid. Copies of such documentation will be made available to the Holders of the Securities or the Paying Agents, as applicable, upon request therefor.

                  OMI Corporation shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities, (excluding such taxes, charges or similar levies imposed by any jurisdiction outside of: (1) the Republic of the Marshall Islands, (2) the jurisdiction of incorporation of any successor of OMI Corporation or (3) any jurisdiction in which a paying agent is located), and we will agree to indemnify the Holders for any such taxes paid by such Holders.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  In Witness Whereof, OMI Corporation has caused this instrument to be duly executed.

Dated:


                                             OMI CORPORATION,

                                             by
                                                 -------------------------------
                                                 Name:
                                                 Title:



Attest:


---------------------------------




                         Certificate of Authentication:


                  This is one of the Securities of the series designated therein referred to in the Indenture.


                                             HSBC BANK USA,
                                             as Trustee


                                             By
                                                 -------------------------------
                                                 Authorized Officer

                  This Security is one of a duly authorized issue of securities of OMI Corporation (herein called the "Securities"), issued and to be issued in one or more series under the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

                  The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after December 1, 2008, as a whole or in part, at the election of OMI Corporation, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning December 1 of the years indicated,

                                                        Redemption
                 Period                                   Price
                 ------                                 ----------
                  2008                                   103.813%
                  2009                                   102.542%
                  2010                                   101.271%
      2011 and thereafter                                100.000%

together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                  The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at a Redemption Price equal to 100% of the principal amount in the event OMI Corporation is obligated or will become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of
(1) a change in or an amendment to the laws (including any regulations promulgated thereunder) of the Republic of the Marshall Islands (or any political subdivision or taxing authority thereof or therein) or (2) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after November 21, 2003 and OMI Corporation cannot avoid such obligation by taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which OMI Corporation would be obligated to pay such Additional Amounts.

                  Prior to mailing any notice of redemption as a result of having to pay Additional Amounts, OMI Corporation shall deliver to the Trustee an Officer's Certificate, stating that OMI Corporation cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it. OMI Corporation will also deliver to the Trustee an opinion of independent legal counsel of recognized standing stating that OMI Corporation has become obligated to pay Additional Amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

                  The Indenture provides that upon the occurrence of a Change of Control, each Holder of this Security will have the right to require that OMI Corporation repurchase such Holder's Securities, in whole or in part, in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of OMI Corporation, the Subsidiary Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by OMI Corporation and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series to be affected by such modification or amendment. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive any past defaults under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each outstanding security affected. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (1) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of this series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee and offered the Trustee reasonable indemnity, and (3) the Trustee has failed to institute any such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of payment of principal of, or any premium or interest on, such Security, on or after the applicable due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of OMI Corporation, or the Subsidiary Guarantors, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of OMI Corporation in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to OMI Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but OMI Corporation or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, OMI Corporation, the Trustee and any agent of OMI Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither OMI Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


                  The following increases or decreases in this Global Security have been made:

                                                         Principal Amount of   Signature of
               Amount of Decrease   Amount of Increase   This Global           Authorized Officer
               in Principal         in Principal Amount  Security Following    of Trustee or
Date of        Amount of this       of this Global       Such Decrease or      Securities
Exchange       Global Security      Security             Increase              Custodian
-----------    ------------------   -------------------  -------------------   ------------------